Exhibit 99.2

Dana Launches $400 Million Senior Notes Offering

MAUMEE, Ohio, March 21, 2017/PRNewswire/ – Dana Incorporated (NYSE: DAN) (“Dana”) today announced that its wholly-owned subsidiary, Dana Financing Luxembourg S.à r.l., is proposing to issue $400 million aggregate principal amount of senior unsecured notes due 2025 (the “2025 Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The 2025 Notes will be fully and unconditionally guaranteed by Dana. Dana intends to use the net proceeds from the offering of the 2025 Notes (i) to repay approximately $180 million of indebtedness of Dana’s subsidiaries Brevini Power Transmission S.p.A., Brevini Fluid Power S.p.A. and certain of their subsidiaries, (ii) to repay approximately $113 million of indebtedness of a Brazilian subsidiary of Dana, (iii) to purchase in a tender offer up to $75 million aggregate principal amount of its outstanding 5.375% Senior Notes due 2021, (iv) to pay related fees and expenses and (v) for general corporate purposes, which may include repayment of indebtedness.

The 2025 Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors in reliance on Regulation S under the Securities Act. The 2025 Notes initially will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain information contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “feels,” “strives,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “strategy,” “goal,” “aspiration,” “outcome,” “remain,” “maintain,” “trend,” “objective,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs approximately 27,000 people in 34 countries on six continents who are committed to delivering long-term value to customers. The company reported sales of more than $5.8 billion in 2016. Forbes Magazine has again selected Dana as one of America’s 100 Most Trustworthy Companies. Based in Maumee, Ohio, the company’s operations were selected as a 2017 “Top Workplace” in Northwest Ohio and Southeast Michigan by The (Toledo) Blade. For more information, please visit dana.com. Information on or accessible through our website does not constitute part of this release.

Investor Contact Craig Barber 419.887.5166 craig.barber@dana.com	Media Contact Jeff Cole 419.887.3535 jeff.cole@dana.com